UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 10, 2019

Accelerate Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31822	84-1072256
(Commission File Number)	(IRS Employer Identification No.)

3950 South Country Club Road, Suite 470, Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 365-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AXDX	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Accelerate Diagnostics, Inc. (the “Company”), the Company’s stockholders approved an amendment (the “Plan Amendment”) to the Accelerate Diagnostics, Inc. 2012 Omnibus Equity Incentive Plan (the “2012 Plan”) to increase the total number of authorized shares of common stock, par value $0.001 per share (“Common Stock”), available for grant thereunder by 3,000,000 shares to a total of 10,677,500 shares. A description of the 2012 Plan and the Plan Amendment is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 5, 2019 (the “Proxy Statement”).

The Plan Amendment is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 15, 2019, the Company filed a Certificate of Amendment to the Certificate of Incorporation of the Company (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to increase the total number of authorized shares of the Company’s capital stock to 90,000,000 shares, of which 85,000,000 shares are designated as Common Stock and 5,000,000 shares are designated as preferred stock. As discussed below, the Certificate of Amendment was approved on May 10, 2019 at the Annual Meeting. Previously, the Company’s Certificate of Incorporation authorized the Company to issue 80,000,000 shares of the Company’s capital stock, of which 75,000,000 shares were designated as Common Stock and 5,000,000 shares were designated as preferred stock.

The Certificate of Amendment is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on May 10, 2019. At the Annual Meeting, the Company’s stockholders:

(1)	elected eight directors, each to hold office for a term to expire at the 2020 Annual Meeting of Stockholders and thereafter until their successors have been elected and qualified;

(2)	approved an amendment to the 2012 Plan to increase the total number of authorized shares of Common Stock available for grant thereunder by 3,000,000 shares to a total of 10,677,500 shares;

(3)	approved, on an advisory basis, the compensation of the Company’s named executive officers (“say-on-pay”);

(4)	voted, on an advisory basis, on the frequency of future say-on-pay votes;

(5)	approved an amendment to the Company’s Certificate of Incorporation to increase the total number of authorized shares of Common Stock by 10,000,000 shares, to a total of 85,000,000 shares; and

(6)	ratified the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2019.

The voting results of each of these proposals, which were described in more detail in the Proxy Statement, are set forth below.

Proposal No. 1 – Election of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Thomas D. Brown	38,675,587	789,337	9,520,724
Lawrence Mehren	39,257,766	207,158	9,520,724
Mark C. Miller	37,177,084	2,287,840	9,520,724
John Patience	38,715,733	749,191	9,520,724
Jack Schuler	38,726,461	738,463	9,520,724
Matthew W. Strobeck, Ph.D.	38,677,410	787,514	9,520,724
Frank J.M. ten Brink	39,259,642	205,282	9,520,724
Charles Watts, M.D.	38,182,714	1,282,210	9,520,724

Proposal No. 2 – Amendment of the 2012 Incentive Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
35,183,328	4,243,800	37,796	9,520,724

Proposal No. 3 – Say-On-Pay Advisory Vote

Votes For	Votes Against	Abstentions	Broker Non-Votes
38,465,438	882,752	116,734	9,520,724

Proposal No. 4 – Advisory Vote on Frequency of Future Say-on-Pay Votes

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
6,913,850	127,041	32,260,587	163,446	9,520,724

Proposal No. 5 – Amendment of Certificate of Incorporation

Votes For	Votes Against	Abstentions
47,866,508	931,336	187,804

Proposal No. 6 – Ratification of Auditors

Votes For	Votes Against	Abstentions
48,924,244	43,713	17,691

Disclosure Regarding Frequency of Future Say-on-Pay Votes

Based on the voting results for Proposal No. 4, the Company has determined to hold future Say-on-Pay advisory votes every three years, until the next stockholder vote on Say-on-Pay frequency.

Item 9.01	Financial Statements and Exhibits.

 (d)           Exhibits.

Exhibit
Number	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of Accelerate Diagnostics, Inc., dated May 15, 2019

10.1	Fifth Amendment to the Accelerate Diagnostics, Inc. 2012 Omnibus Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2019	ACCELERATE DIAGNOSTICS, INC.
(Registrant)

/s/ Steve Reichling
Steve Reichling
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of Accelerate Diagnostics, Inc., dated May 15, 2019

10.1	Fifth Amendment to the Accelerate Diagnostics, Inc. 2012 Omnibus Equity Incentive Plan